Exhibit 99.1

UWM Holdings Corporation Announces
Second Quarter 2026 Results

Loan Origination Volume of $39.7 Billion. Total Gain Margin of 133 Basis Points
Announcement of $2.05 Billion Equity Investment

PONTIAC, MI, August 5, 2026 - UWM Holdings Corporation (NYSE: UWMC) (“UWMC” or the “Company”), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), today announced its results for the second quarter ended June 30, 2026. Total loan origination volume was $39.7 billion for the second quarter 2026. The Company reported 2Q 26 total revenue of $888.0 million, net loss of $451.9 million and adjusted EBITDA of $185.9 million. The Company also announced a $2.05 billion equity capital investment by Oaktree Capital Management and SFS Group Capital, LLC, a newly formed investment vehicle wholly owned by the Ishbia family.

Mat Ishbia, Chairman, Chief Executive Officer and President of UWMC, said, “The second quarter was another quarter where we demonstrated the scale of our origination engine and industry leadership, as well as our continued commitment to serving the broker channel. I am also excited to announce our partnership with Oaktree. We’re taking decisive action to make UWM stronger, more liquid and better positioned to win for years to come. This is not just about capital. This is about bringing in a strategic partner that understands our business, understands MSRs, understands the mortgage industry and believes in the same long-term vision we have for UWM."

Second Quarter 2026 Highlights

•Originations of $39.7 billion in 2Q26, compared to $44.9 billion in 1Q26 and $39.7 billion in 2Q25
•Purchase originations of $23.8 billion in 2Q26, compared to $18.7 billion in 1Q26 and $27.3 billion in 2Q25
•Refinance originations of $15.9 billion in 2Q26, compared to $26.3 billion in 1Q26 and $12.4 billion in 2Q25
•Total gain margin of 133 bps in 2Q26 compared to 123 bps in 1Q26 and 113 bps in 2Q25
•Total revenue of $888.0 million in 2Q26 compared to $901.4 million in 1Q26 and $758.7 million in 2Q25
•Net loss of $451.9 million in 2Q26 compared to net income of $170.4 million in 1Q26 and net income of $314.5 million in 2Q25
•Adjusted EBITDA of $185.9 million in 2Q26 compared to $160.9 million in 1Q26 and $195.7 million in 2Q25
•Total equity of $1.0 billion at June 30, 2026, compared to $1.6 billion at March 31, 2026, and $1.7 billion at June 30, 2025
•Unpaid principal balance of MSRs of $247.6 billion with a WAC of 5.93% at June 30, 2026, compared to $229.5 billion with a WAC of 5.90% at March 31, 2026, and $211.2 billion with a WAC of 5.51% at June 30, 2025
•Ended 2Q26 with approximately $1.3 billion of available liquidity, reflecting $498.4 million of cash plus available borrowing capacity under our secured and unsecured lines of credit

Production and Income Statement Highlights (dollars in thousands, except per share amounts)

	Q2 2026	Q1 2026	Q2 2025
Loan origination volume(1)	$39,702,264	$44,944,156	$39,744,514
Total gain margin(1)(2)	1.33%	1.23%	1.13%
Total revenue	$888,003	$901,427	$758,700
Net income (loss)	(451,902)	170,374	314,479
Diluted earnings (loss) per share	(0.24)	0.09	0.11
Adjusted diluted earnings (loss) per share(3)	(0.23)	N/A	0.16
Adjusted net income (loss) (3)	(366,756)	137,154	249,429
Adjusted EBITDA(3)	185,879	160,909	195,683

(1) Key operational metric (see discussion below)
(2) Represents total loan production income divided by loan origination volume
(3) Non-GAAP metric (see discussion and reconciliations below)
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q2 2026	Q1 2026	Q2 2025
Cash and cash equivalents	$498,407	$423,996	$489,984
Mortgage loans at fair value	9,619,076	10,991,101	8,040,310
Mortgage servicing rights	5,311,465	4,591,855	3,445,195
Total assets	17,940,542	19,266,244	13,886,889
Non-funding debt (1)	6,040,429	5,092,831	3,323,565
Total equity	985,308	1,600,901	1,747,982
Non-funding debt to equity (1)	6.13	3.18	1.90
(1) Non-GAAP metric (see discussion and reconciliations below)

Mortgage Servicing Rights (dollars in thousands)

	Q2 2026	Q1 2026	Q2 2025
Unpaid principal balance	$247,648,881	$229,503,024	$211,237,964
Weighted average interest rate	5.93%	5.90%	5.51%
Weighted average age (months)	12	17	19
Second Quarter Business and Product Highlights:
UWM LIVE!
•UWM hosted its annual UWM LIVE! event, the largest trade show in the mortgage industry, bringing together over 5,000 independent mortgage brokers and real estate agents from across the country to share industry insights, strengthen partnerships and explore new products and technology. The event highlighted UWM's continued investment in innovation and broker channel success.
Vantage Score 4.0
•UWM became the first mortgage lender to offer brokers access to both FICO® and VantageScore® for conventional loans. From inception to June 30, UWM originated $502 million in VantageScore® loans, representing 87% of all VantageScore loan volume across the industry. This performance highlights our commitment to innovation and expanding access to homeownership through alternative credit solutions.
Mia Enhancements
•UWM expanded the capabilities of its AI-powered assistant, Mia, with new on-demand engagement options and Spanish-language support. The enhancements help brokers strengthen client relationships, improve borrower engagement and operate more efficiently throughout the loan lifecycle.
Home Equity Loans
•UWM expanded its product suite with the introduction of home equity loans, giving brokers additional options to help homeowners access their available equity. The offering complements UWM's existing lending solutions and enables brokers to better serve a wider range of borrower needs.

Product and Investor Mix - Unpaid Principal Balance of Originations (dollars in thousands)

Purchase:	Q2 2026	Q1 2026	Q2 2025
Conventional	$13,209,888	$10,598,851	$16,825,147
Government	8,721,020	6,622,457	8,358,290
Jumbo and other (1)	1,841,685	1,143,526	2,115,964
Total Purchase	$23,772,593	$18,664,834	$27,299,401

Refinance:	Q2 2026	Q1 2026	Q2 2025
Conventional	$6,011,927	$12,113,599	$5,082,559
Government	8,401,321	12,268,457	5,688,192
Jumbo and other (1)	1,516,423	1,897,266	1,674,362
Total Refinance	$15,929,671	$26,279,322	$12,445,113
Total Originations	$39,702,264	$44,944,156	$39,744,514

(1) Comprised of non-agency jumbo products, construction loans, and non-qualified mortgage products,including home equity loans and lines of credit ("HELOCs") (which in many instances are second liens).

Dividend

Subsequent to June 30, 2026, the Company's Board of Directors determined to suspend its quarterly dividend. The Company is committed to a disciplined capital allocation strategy and will continue to evaluate capital return opportunities as market conditions evolve and opportunities arise.

Earnings Conference Call Details
As previously announced, the Company will hold a conference call for financial analysts and investors on Thursday, August 6, 2026, at 10:30 a.m. ET to review the results. Interested parties may register for a toll-free dial-in number by visiting:
https://uwm.zoom.us/webinar/register/WN_nsViKKtxRnybVH3Db_qrkg
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Replay and supporting materials will be available on the Company's investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Loan origination volume” and “Total gain margin” are key operational metrics that the Company's management uses to evaluate the performance of the business. “Loan origination volume” is the aggregate principal of the residential mortgage loans originated by the Company during a period. “Total gain margin” represents total loan production income divided by loan origination volume for the applicable periods.
Non-GAAP Metrics
The Company's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by the Company. Therefore, for comparison purposes, the Company provides “Adjusted net income (loss),” which is our pre-tax income (loss) together with an adjusted income tax provision (benefit), which is calculated as the provision for income taxes plus the tax effects of net income attributable to non-controlling interest determined using a blended statutory effective tax rate. “Adjusted net income (loss)” is a non-GAAP metric. “Adjusted diluted EPS” is defined as “Adjusted net income (loss)” divided by the weighted average number of shares of Class A common stock outstanding for the applicable period, assuming the exchange and conversion of all outstanding Class D common stock for Class A common stock, and is calculated and presented for periods in which the assumed exchange and conversion of Class D common stock to Class A common stock is anti-dilutive to EPS.
We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization, adjusted to exclude stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions, gains or losses on other interest rate derivatives, the impact of non-cash deferred compensation expense, the change in fair value of the Public and Private Warrants, the non-cash income/expense impact of the change in the Tax Receivable Agreement liability, the change in fair value of retained investment securities, and acquisition-related expenses (net of recoveries) as we believe these adjustments are not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA. Non-funding debt includes the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases.

In addition, we disclose “Non-funding debt” and the “Non-funding debt-to-equity ratio” as a non-GAAP metric. We define “Non-funding debt” as the total of the Company's senior notes, lines of credit, borrowings against investment securities, and finance leases and the “Non-funding debt-to-equity ratio” as total non-funding debt divided by the Company’s total equity.
Management believes that these non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP and may not be comparable to a similarly titled measure reported by other companies.
The following tables set forth the reconciliations of these non-GAAP financial measures to their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands, except per share amounts):

Adjusted net income	Q2 2026	Q1 2026	Q2 2025
Earnings (loss) before income taxes	$(472,921)	$177,500	$329,418
Adjusted income tax (provision) benefit	106,165	(40,346)	(79,989)
Adjusted net income (loss)	$(366,756)	$137,154	$249,429

Adjusted Diluted EPS	Q2 2026	Q2 2025
Diluted weighted average Class A Common shares outstanding	337,525,247	202,133,122
Assumed pro forma conversion of Class D shares(1)	1,264,749,262	1,396,892,510
Adjusted diluted weighted average shares outstanding(1)	1,602,274,509	1,599,025,632

Adjusted Net Income (Loss) (in thousands)	(366,756)	249,429
Adjusted Diluted EPS	(0.23)	0.16
(1) Reflects the pro forma exchange and conversion of antidilutive Class D common stock to Class A common stock

Adjusted EBITDA	Q2 2026	Q1 2026	Q2 2025
Net income (loss)	(451,902)	170,374	314,479
Interest expense on non-funding debt	86,810	70,727	50,775
Provision (benefit) for income taxes	(21,019)	7,126	14,939
Depreciation and amortization	14,655	14,385	12,200
Stock-based compensation expense	12,494	13,162	11,729
Change in fair value of MSRs due to valuation inputs or assumptions, net	(65,056)	(247,897)	(3,154)
(Gain) loss on other interest rate derivatives	603,191	138,198	(208,904)
Deferred compensation, net	2,100	2,250	1,773
Change in fair value of Public and Private Warrants	—	—	(1,309)
Change in Tax Receivable Agreement liability	612	1,903	3,557
Change in fair value of investment securities	558	303	(402)
Acquisition-related expenses (net of recoveries)	3,436	(9,622)	—
Adjusted EBITDA	185,879	160,909	195,683

Non-funding debt and non-funding debt to equity	Q2 2026	Q1 2026	Q2 2025
Senior notes	$2,984,328	$2,983,152	$2,787,797
Secured lines of credit	2,950,000	2,000,000	425,000
Borrowings against investment securities	83,660	86,724	86,896
Finance lease liability	22,441	22,955	23,872
Total non-funding debt	$6,040,429	$5,092,831	$3,323,565
Total equity	$985,308	$1,600,901	$1,747,982
Non-funding debt to equity	6.13	3.18	1.90

Cautionary Note Regarding Forward-Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified using words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release and our earnings call include statements regarding: (1) the impact the strategic partnership with Oaktree will have on UWM’s financial results; (2) our position amongst our competitors and ability to capture market share and maintain our industry leading position; (3) our beliefs regarding opportunities in the broker channel; (4) growth of the wholesale and broker channels, the impact of our strategies on such growth and the benefits to our business of such growth; (5) our growth and strategies to remain the leading mortgage lender, and the timing and drivers of that growth; (6) our expectations for future market environments, including interest rates, and the timing of such market changes; (7) our performance in shifting market conditions and the comparison of such performance against our competitors; (8) our ability to produce results in future years at or above prior levels or expectations, and our strategies for producing such results; (9) our position and ability to capitalize on market opportunities and the impacts to our results and (10) our investments in technology, including artificial intelligence, and its impact to our operations, ability to scale and financial results. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to materially differ from those stated or implied in the forward-looking statements, including: (i) UWM’s ability to successfully implement strategic decisions and product launches; (ii) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies, more specifically caused by the Presidential Administration that affect interest rates and inflation; (iii) UWM’s reliance on its warehouse and MSR facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iv) UWM’s ability to sell loans in the secondary market; (v) UWM’s dependence on the government-sponsored entities such as Fannie Mae and Freddie Mac; (vi) changes in the GSEs, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vii) our ability to comply with all rules and regulations in connection with the launch of our internal servicing and the new risks that may be presented as a result of the transition; (viii) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (ix) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (x) UWM’s inability to continue to grow, or to effectively manage the growth of its loan origination volume; (xi) UWM’s ability to continue to attract and retain its broker relationships; (xii) UWM’s ability to implement technological innovation, such as AI in our operations; (xiii) the occurrence of a data breach or other failure of UWM’s cybersecurity or information security systems; (xiv) reliance on third-party software and services; the occurrence of data breaches or other cybersecurity failures at our third-party sub-servicers or other third-party vendors; (xv) UWM’s ability to continue to comply with the complex state and federal laws, regulations or practices applicable to mortgage loan origination and servicing in general; and (xvi) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.
About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation (“UWMC”) is the publicly traded indirect parent of United Wholesale Mortgage, LLC (“UWM”). UWM is the nation’s largest home mortgage lender, despite exclusively originating mortgage loans through the wholesale channel. UWM has been the largest wholesale mortgage lender for eleven consecutive years and is the largest purchase lender in the nation. With a culture of continuous innovation of technology and enhanced client experience, UWM leads the market by building upon its proprietary and exclusively licensed technology platforms, superior service and focused partnership with the independent mortgage broker community. UWM originates primarily conforming and government loans across all 50 states and the District of Columbia. For more information, visit uwm.com or call 800-981-8898. NMLS #3038.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
BLAKE KOLO	NICOLE ROBERTS
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	June 30, 2026	December 31, 2025
Assets	(Unaudited)
Cash and cash equivalents (includes restricted cash of $21.0 million and $21.0 million, respectively)	$498,407	$503,364
Mortgage loans at fair value	9,619,076	9,932,729
Derivative assets	83,601	37,567
Investment securities at fair value, pledged	96,044	100,512
Accounts receivable, net	531,790	526,694
Mortgage servicing rights	5,311,465	4,073,781
Premises and equipment, net	174,559	180,199
Operating lease right-of-use asset (includes $90.3 million and $93.4 million with related parties)	90,930	94,310
Finance lease right-of-use asset, net (includes $19.6 million and $20.7 million with related parties)	20,116	21,247
Loans eligible for repurchase from Ginnie Mae	1,141,719	1,133,359
Other assets	372,835	324,914
Total assets	$17,940,542	$16,928,676
Liabilities and Equity
Warehouse lines of credit	$8,600,078	$8,912,496
Derivative liabilities	33,566	26,574
Secured line of credit	2,950,000	1,200,000
Borrowings against investment securities	83,660	87,497
Accounts payable, accrued expenses and other	881,997	707,790
Accrued distributions and dividends payable	160,411	161,292
Senior notes	2,984,328	2,981,975
Operating lease liability (includes $96.4 million and $99.7 million with related parties)	97,034	100,596
Finance lease liability (includes $22.0 million and $22.9 million with related parties)	22,441	23,468
Loans eligible for repurchase from Ginnie Mae	1,141,719	1,133,359
Total liabilities	16,955,234	15,335,047
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of June 30, 2026 or December 31, 2025	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 342,247,135 and 268,415,480 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	34	27
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2026 or December 31, 2025	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2026 or December 31, 2025	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,261,862,603 and 1,331,482,620 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	126	133
Additional paid-in capital	15,032	9,910
Retained earnings	118,646	189,447
Non-controlling interest	851,470	1,394,112
Total equity	985,308	1,593,629
Total liabilities and equity	$17,940,542	$16,928,676

UWM HOLDINGS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)

	For the three months ended
	June 30, 2026	March 31, 2026	June 30, 2025
Revenue	(Unaudited)	(Unaudited)	(Unaudited)
Loan production income	$527,217	$554,572	$447,882
Loan servicing income	220,503	213,379	178,813
Interest income	140,283	133,476	132,005
Total revenue	888,003	901,427	758,700
Other gains (losses)
Change in fair value of mortgage servicing rights	(122,683)	(10,335)	(111,421)
Gain (loss) on other interest rate derivatives	(603,191)	(138,198)	208,904
Other gains (losses), net	(725,874)	(148,533)	97,483
Expenses
Salaries, commissions and benefits	213,044	224,554	211,461
Direct loan production costs	72,161	60,505	46,330
Marketing, travel, and entertainment	35,588	30,878	26,379
Depreciation and amortization	14,655	14,385	12,200
General and administrative	89,748	59,034	59,999
Servicing costs	49,745	43,067	35,083
Interest expense	158,939	140,765	133,467
Other expense	1,170	2,206	1,846
Total expenses	635,050	575,394	526,765
Earnings (loss) before income taxes	(472,921)	177,500	329,418
Provision (benefit) for income taxes	(21,019)	7,126	14,939
Net income (loss)	(451,902)	170,374	314,479
Net income (loss) attributable to non-controlling interest	(371,308)	145,073	291,570
Net income (loss) attributable to UWMC	$(80,594)	$25,301	$22,909

Earnings (loss) per share of Class A common stock:
Basic	$(0.24)	$0.09	$0.11
Diluted	$(0.24)	$0.09	$0.11
Weighted average shares outstanding:
Basic	337,525,247	292,122,233	202,133,122
Diluted	337,525,247	1,600,064,853	202,133,122

Addendum to Exhibit 99.1

This addendum includes the Company's Consolidated Balance Sheets as of June 30, 2026, and the preceding four quarters and Statements of Operations for the quarter ended June 30, 2026, and the preceding four quarters for purposes of providing historical quarterly trending information to investors.

CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Assets	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Cash and cash equivalents, including restricted cash	$498,407	$423,996	$503,364	$870,703	$489,984
Mortgage loans at fair value	9,619,076	10,991,101	9,932,729	10,784,461	8,040,310
Derivative assets	83,601	124,490	37,567	91,446	59,356
Investment securities at fair value, pledged	96,044	98,491	100,512	101,277	101,627
Accounts receivable, net	531,790	1,271,014	526,694	548,090	719,369
Mortgage servicing rights	5,311,465	4,591,855	4,073,781	3,308,585	3,445,195
Premises and equipment, net	174,559	180,523	180,199	164,985	166,460
Operating lease right-of-use asset	90,930	92,616	94,310	95,957	91,004
Finance lease right-of-use asset, net	20,116	20,681	21,247	21,219	21,810
Loans eligible for repurchase from Ginnie Mae	1,141,719	1,124,020	1,133,359	749,089	564,806
Other assets	372,835	347,457	324,914	286,525	186,968
Total assets	$17,940,542	$19,266,244	$16,928,676	$17,022,337	$13,886,889
Liabilities and Equity
Warehouse lines of credit	$8,600,078	$9,900,303	$8,912,496	$9,783,664	$7,254,526
Derivative liabilities	33,566	337,817	26,574	41,209	76,683
Secured line of credit	2,950,000	2,000,000	1,200,000	—	425,000
Borrowings against investment securities	83,660	86,724	87,497	87,142	86,896
Accounts payable, accrued expenses and other	881,997	949,788	707,790	706,993	661,496
Accrued distributions and dividends payable	160,411	161,773	161,292	160,846	160,360
Senior notes	2,984,328	2,983,152	2,981,975	3,780,620	2,787,797
Operating lease liability	97,034	98,811	100,596	102,333	97,471
Finance lease liability	22,441	22,955	23,468	23,363	23,872
Loans eligible for repurchase from Ginnie Mae	1,141,719	1,124,020	1,133,359	749,089	564,806
Total liabilities	16,955,234	17,665,343	15,335,047	15,435,259	12,138,907
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized; shares issued and outstanding - 342,247,135 as of June 30, 2026, 312,883,751 as of March 31, 2026, 268,415,480 as of December 31, 2025, 234,291,930 as of September 30, 2025 and 205,979,563 as of June 30, 2025	34	31	27	23	21
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of each of the periods presented	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized; shares issued and outstanding - 1,261,862,603 as of June 30, 2026, 1,287,482,620 as of March 31, 2026, 1,331,482,620 as of December 31, 2025, 1,365,482,620 as of September 30, 2025 and 1,393,282,620 as of June 30, 2025	126	129	133	137	139
Additional paid-in capital	15,032	12,593	9,910	7,579	5,688
Retained earnings	118,646	216,768	189,447	169,935	170,320
Non-controlling interest	851,470	1,371,380	1,394,112	1,409,404	1,571,814
Total equity	985,308	1,600,901	1,593,629	1,587,078	1,747,982
Total liabilities and equity	$17,940,542	$19,266,244	$16,928,676	$17,022,337	$13,886,889

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Revenue
Loan production income	$527,217	$554,572	$603,364	$542,144	$447,882
Loan servicing income	220,503	213,379	186,392	169,019	178,813
Interest income	140,283	133,476	155,491	132,089	132,005
Total revenue	888,003	901,427	945,247	843,252	758,700
Other gains (losses)
Change in fair value of mortgage servicing rights	(122,683)	(10,335)	(247,617)	(307,825)	(111,421)
Gain (loss) on other interest rate derivatives	(603,191)	(138,198)	61,409	27,813	208,904
Other gains (losses), net	(725,874)	(148,533)	(186,208)	(280,012)	97,483
Expenses
Salaries, commissions and benefits	213,044	224,554	224,192	222,760	211,461
Direct loan production costs	72,161	60,505	55,141	64,213	46,330
Marketing, travel, and entertainment	35,588	30,878	34,212	23,410	26,379
Depreciation and amortization	14,655	14,385	13,757	12,747	12,200
General and administrative	89,748	59,034	73,670	62,243	59,999
Servicing costs	49,745	43,067	46,184	33,928	35,083
Interest expense	158,939	140,765	144,833	132,084	133,467
Other expense (income)	1,170	2,206	(2,574)	(815)	1,846
Total expenses	635,050	575,394	589,415	550,570	526,765
Earnings (loss) before income taxes	(472,921)	177,500	169,624	12,670	329,418
Provision (benefit) for income taxes	(21,019)	7,126	5,140	582	14,939
Net income (loss)	(451,902)	170,374	164,484	12,088	314,479
Net income (loss) attributable to non-controlling interest	(371,308)	145,073	145,072	13,350	291,570
Net income (loss) attributable to UWMC	$(80,594)	$25,301	$19,412	$(1,262)	$22,909

Earnings (loss) per share of Class A common stock:
Basic	$(0.24)	$0.09	$0.08	$(0.01)	$0.11
Diluted	$(0.24)	$0.09	$0.08	$(0.01)	$0.11
Weighted average shares outstanding:
Basic	337,525,247	292,122,233	256,913,262	221,354,499	202,133,122
Diluted	337,525,247	1,600,064,853	256,913,262	221,354,499	202,133,122